EXHIBIT 10.2

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made and entered into as of August 5, 2025 (the “Execution Date”), by and between OTC Miramar, LLC a California limited liability company (“Manager”) and NMG San Diego, LLC, a California limited liability company (the “Company”). Manager and the Company are each individually referred to herein as a “Party” and, collectively, as the “Parties”.

WHEREAS, the Company holds an annual operating permit (the “Local License”) from the City of San Diego (the “City”) and an adult use license (the “State License” together with the Local License, being the “Licenses”) issued by the California Department of Cannabis Control (the “DCC”), and is in compliance with applicable Law (as defined below), including, without limitation, the Cannabis Laws, and currently operates a commercial cannabis dispensary located at 7625 Carroll Road, San Diego, California 92121 (the “Enterprise”);

WHEREAS, contemporaneously with this Agreement, the Manager, the Company, and DEP Nevada, Inc., a Nevada corporation (the “Seller”) have entered into that certain asset purchase agreement (the “APA”), whereby the Seller is purchasing from the Manager the Local License and other specified assets, on the terms and conditions set forth in the APA (the “Proposed Acquisition”);

WHEREAS, as of the Execution Date, Stephen ‘Trip’ Hoffman (the “Continuing Owner”) is the manager of the Company and is listed as an owner on the State License, and from and after the Execution Date, the Continuing Owner shall continue to serve as a manager of the Company, thereby continuing to qualify as an owner of the Company as that term is defined in Section 15003 of the Cannabis Laws.

WHEREAS, Manager has experience in establishing, building, managing, developing and operating cannabis dispensaries, including, without limitation, providing administrative support, business management, consulting and advisory services including, without limitation, complying with regulatory requirements, human resources and staffing, marketing and branding, financial planning and accounting, sales, security, inventory management and purchasing, and commercial scale cannabis operational management, in connection with operating and managing licensed medical and adult-use commercial cannabis businesses in the State of California; and

WHEREAS, subject to the approval by the DCC of this Agreement, the Manager will provide to the Company on an exclusive basis, the management services contemplated hereunder and set forth on Schedule A attached hereto (as the same may amended by the written agreement of the Parties from time to time, the “Services”) upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

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1. Definitions

For purposes of this Agreement, the following terms shall have the meanings and definitions set forth below:

1.1 “Cannabis Laws” shall mean collectively, (i) the Medicinal and Adult-Use Cannabis Regulation and Safety Act (found at Business and Professions Code, Division 10, Section 26000 et seq.), as may be further amended, (ii) the Medicinal and Adult Use Cannabis Regulations, as revised on April 1, 2025 (found at Cal. Code of Reg. Title 4, Div. 19), as may be further amended, and (iii) any ancillary or companion laws and regulations to (i) and (ii) as may currently exist or may be issued in the future.

1.2 “Confidential Information” shall mean any and all proprietary, confidential or other non-public information concerning this Agreement, the APA, or the Licenses (including, without limitation, the application materials and any correspondence with any Governmental Authority), the Enterprise and all analyses, compilations, information, data, studies, business and operating documents, policies and procedures, financial information, accounting records, real property leases, equipment leases, vendor information, marketing or advertising plans, details, documents and information related to the Parties, their respective businesses and affiliates, and any other documents, details and information, to the extent based on such furnished information or reflecting any Party’s review of such furnished information. Confidential Information may be communicated orally, visually, in writing or in any other recorded or tangible form. All such data and information shall be considered to be “Confidential Information” whether or not marked or otherwise communicated as such. Notwithstanding anything contained herein to the contrary, Confidential Information shall not include information that: (a) is already known to the Receiving Party without restriction on use or disclosure prior to receipt of such information from the Disclosing Party; (b) is or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the Receiving Party; (c) is developed by the Receiving Party independently of, and without reference to, any Confidential Information of the Disclosing Party; or (d) is received by the Receiving Party from a third party who is not under any obligation to the Disclosing Party to maintain the confidentiality of such information.

1.3 “DCC Approval” means approval by the DCC of this Agreement.

1.4 “Disclosing Party” means a Party that discloses, directly or indirectly, Confidential Information under this Agreement.

1.5 “Governmental Authority” shall mean any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction, including without limitation, IDFPR.

1.6 “Governmental Order” shall mean any Law, writ, injunction, stipulation, determination or award entered by or with any Governmental Authority.

1.7 “Law” shall mean any statute (including the Cannabis Laws), law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority; provided, however, the Parties hereby acknowledge that under United States federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, marketing and transfer of cannabis is illegal and that, notwithstanding anything to the contrary, with respect to regulated cannabis business activities, “Law”, “law”, or “federal” shall only include such federal law, authority, agency, or jurisdiction as is not in conflict with the Laws, regulations, authority, agency, or jurisdiction of any state, district, or territory regarding such regulated cannabis business activities.

1.8 “Losses” means actual losses, damages, liabilities, costs or expenses, including reasonable attorneys' fees, and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive, speculative, special, or indirect damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

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1.9 “Representative” means with respect to a Party, its officers, directors, shareholders, members, managers, agents, representatives, and attorneys.

2. Term; Termination.

2.1 Term. Unless terminated sooner in accordance with the terms of this Agreement, the term of this Agreement shall commence on August 5, 2025 (the “Effective Date”) and continue until the earliest of the occurrence of any of the following events (being the “Term”): (a) termination of the APA; (b) Manager fails to timely pay any of the Payments set forth in Section 2.2 of the APA, including any failure to timely deliver the specified funds into the Escrow Account; (c) the DCC makes a final non-appealable determination denying the approval of this Agreement; (d) upon a Governmental Authority making a final determination that the terms of this Agreement are in contravention of applicable Law; (e) subject to a fifteen (15) day cure period (if allowable under applicable Law), by either Party that is not then in breach, upon written notice to the breaching Party (or their respective affiliates) if there is a material breach of any provision of this Agreement, the APA, or any ancillary agreement related hereto or thereto and such material breach could reasonably result in a Governmental Authority issuing a Governmental Order restraining or enjoining the transactions contemplated hereunder; (f) if either of the Licenses is revoked by the applicable Governmental Authority and as a result the Manager is restricted from effectively providing the Services; or (g) upon the closing of the transactions contemplated by the APA.

2.2 Revival of Agreement. Notwithstanding anything contained herein or under the APA to the contrary, if any provision of this Agreement is in contravention of applicable Law, or deemed non-compliant by any Governmental Authority or pursuant to a Governmental Order, unless prohibited by Law, the Parties shall fully cooperate in good faith to become compliant, including, without limitation, amending, modifying or revising this Agreement to comply with such Governmental Authority, Governmental Order, or applicable Law, in a manner which most closely approximates the intent and economic effect of this Agreement.

2.3 Effects of Termination; Survival. Any termination of this Agreement shall not prejudice or otherwise affect the rights or liabilities of the Parties that have accrued prior to such termination, or which expressly survive its termination hereunder or that by its nature would reasonably be expected to extend beyond any such termination, including, without limitation, the following sections shall survive the termination of this Agreement: Section 8 (Intellectual Property); Section 9 (Non-Disclosure and Return of Confidential Information); and Section 11 (Indemnification; Limitation of Liability).

2.4 Cooperation. In the event of termination or expiration of this Agreement (except due to Section 2.1(g)), in addition to any other obligations set forth in this Agreement (or the APA), the Manager shall promptly: (a) return to Company all Company-owned property, equipment, or materials in its possession or control; (b) remove any Manager-owned property, equipment, or materials located at the Enterprise; (c) cooperate and provide assistance to Company in transitioning the Services to an alternate service provider, if reasonably requested by Company; (d) cooperate and provide assistance to Company in transitioning and/or reinstating any permits, Licenses, or other regulatory approvals back to the Company (and/or the Company’s control and possession); and (e) cooperate with Company in disclosing to the DCC (if applicable) the termination of this Agreement and removal of Manager from any Company permits, Licenses, and portals.

3. Appointment. Subject to the terms and conditions of this Agreement and applicable Law (including DCC Approval of this Agreement), during the Term, the Company hereby appoints Manager or its duly appointed individual representative, as the Company’s true and lawful agent throughout the term of this Agreement for purposes of carrying out the Services on the terms and conditions set forth herein. Manager will be responsible for complying with regulations and the Cannabis Laws and other applicable Laws related to and on behalf of the Enterprise, subject to reasonable consultation and approval by the Company (not to be unreasonably withheld, conditioned, or delayed). Subject to the express terms of this Agreement or except as mutually agreed to by the Parties in writing, the Parties will not engage any other provider of the Services contemplated hereunder during the Term.

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4. Relationship Between the Parties. The Parties agree that each Party shall be an independent contractor to the other hereunder and neither such Party nor any of such Party’s representatives, agents, or employees shall be deemed to be the representative, agent, or employee of the other Party except as expressly contemplated hereunder. The Parties do not intend to create a partnership between them or any legal relationship other than that of independent contractors on the terms set forth herein. Manager may, but is not obligated to, cause some or all of the Services to be rendered by and/or through third-party contractors, affiliates, and/or assignees of Manager at its own discretion, at its expense and at its risk, provided any subcontracting compliant with applicable Law. Manager acknowledges that Manager and its Manager Advisors shall not be eligible for any Company employee benefits and, to the extent Manager otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Manager (on behalf of itself and its employees and any Manager Advisors) hereby expressly declines to participate in such Company employee benefits. For purposes of this Agreement, “Manager Advisors” shall mean Manager’s affiliates, or any of their respective contractors, advisors, personnel (including any employees or leased employees providing services to the Company), agents, consultants, or representatives.

5. Services; Manager Obligations.

5.1 General Conduct. As of the Effective Date, Manager shall provide all of the Services set forth on Schedule A to the Company in a timely, professional, and workmanlike manner, and in accordance with the terms and conditions of this Agreement and such other services that Manager determines to be reasonable and appropriate to provide the Services and effectuate the intent of this Agreement. Schedule A may be amended from time to time by the mutual written agreement of the Parties. The Manager warrants and covenants it shall perform the Services in accordance with the Cannabis Laws and all applicable Laws.

5.2 Contracts. Manager shall be responsible for the negotiation of vendor, contractor, service, and other contracts, as are reasonably necessary or desirable in connection with the operation of the Enterprise in the ordinary course of business. Unless required by applicable Law or as may be reasonably agreed by the Parties in writing, no contracts shall be entered into directly with the Company. If a contract with the Company is required or mutually agreed in writing, Manager will use its best efforts to negotiate contracts that are terminable at-will by the Company with sixty (60) days or less prior written notice. Any contracts that the Manager causes Company to enter into shall be enforceable against and an obligation of the Manager in the event of a termination of this Agreement. Furthermore, Manager agrees it will, in accordance with this Agreement, be liable for any expenses and costs incurred in connection with any such contract and indemnify the Company, the Seller, and their respective affiliates, for any breaches, damages, or obligations under such contracts.

5.3 Working Capital. All existing Current Assets and Current Liabilities (as defined in the APA) existing on the Effective Date shall be resolved pursuant to terms of the APA.

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5.4 Additional Covenants. During the Term, the Manager covenants: (i) it shall timely pay all invoices, debts, liabilities, accounts payable, contracts, obligations, expenses, or any other amounts due (collectively “Invoices”) of the Company, Enterprise, or incurred pursuant to this Agreement when such Invoices are due and shall not allow any Invoice or liability to go past any due date, become delinquent, or cause any event of default under such governing documents of the Invoices or liability, (ii) it shall not allow any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest to be placed on or against the Enterprise (including the lease or real property) or any Company asset, (iii) it shall maintain, at its sole cost and expense, all assets, properties, chattels, equipment, and the Enterprise in good working order and condition and shall not allow the disrepair or excessive wear and tear or depreciation of any such asset, except in the normal course of business, (iv) it shall maintain, at its sole cost and expense, the requisite amount (and no less than the amount required by applicable Law) of general liability insurance, workers’ compensation insurance, commercial automobile insurance, and any other such insurance applicable to the Enterprise, and shall name the Company as an additional insured on all insurance certificates, and (v) shall provide Company a copy of each month’s profit and loss statement within thirty (30) calendar days of the end of the preceding month

5.5 Manager Warranties. The Manager represents, warrants, and covenants to the Company that as of the Effective Date and throughout the Term of this Agreement: (i) it has the full power and authority to carry on its activities as now conducted, to perform the Services, and has the authority and power to execute, deliver and perform this Agreement, (ii) this Agreement will constitute the legal, valid, and binding obligation of the Manager enforceable against the Manager in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, and (iii) to the best of the Managers’ knowledge, the Manager has not been the subject of, nor does the Manager have any reason to believe that its officers, members, or managers currently are or will be the subject of, any civil, criminal, or administrative investigation or proceeding brought by any Governmental Authority.

6. Company Obligations. The Company shall use its best efforts to cooperate and collaborate with Manager as reasonably necessary for Manager to provide the Services hereunder. The Parties agree to execute any document necessary or appropriate to evidence or otherwise confirm Manager’s authorization to provide the Services and the Company further agrees to provide, promptly upon Manager request, all necessary materials to enable Manager to provide the applicable Services, including any filings or notices under applicable Law.

7. Management Fee; Cost Responsibility.

7.1 Intent. The Parties intend that during the Term of this Agreement, the Manager receives all economic benefit of the Enterprise and fully assumes and is liable for all costs, expenses, and liabilities of the Enterprise.

7.2 Management Fee. During the term of this Agreement, as compensation for the Services, the Company shall pay Manager a management fee equal to 100% of the Gross Revenue of the Enterprise (the “Services Fee”), provided however that the Manager is satisfying its obligations pursuant to Section 7.2. For purposes of this Agreement, “Gross Revenue” shall mean all of the gross revenue and economic proceeds generated by and derived from the Enterprise as reported on the financial statements of the Company, in accordance with the historical accounting practices of the Company.

7.3 Cost Responsibility. In addition to any terms in the APA, during the Term of this Agreement, the Manager is solely and exclusively responsible for all costs, expenses, accounts payable, liabilities, and fees incurred by, generated by, or arising in the course of business by the Enterprise and Company. This includes, but is not limited to, the following: (i) rent and lease expenses; (ii) all gross wages, salaries, benefits, and associated employment taxes and fees; (iii) inventory; (v) marketing; (vi) security; (vii) information technology; (viii) vendor expenses; (ix) regulatory and compliance costs and expenses, including License renewal fees; (x) all Invoices; (xi) sales taxes (both local and state), excise taxes, state income taxes, and federal income taxes (and any costs, fees, and penalties arising thereon); (xii) all other costs and expenses arising in the course of business of the Enterprise; (xiii) any costs, expenses, and fees incurred on behalf of the Company relating to or arising under or incurred by the Manager’s performance of the Services or operation of the Enterprise, and (xiv) monthly payments to the California Department of Tax and Fee Administration (“CDTFA”) pursuant to the existing payment plan between the Company and the CDTFA, which payments shall result in an offset or reduction of the Purchase Price. Notwithstanding the foregoing, but subject to the terms of the APA, Manager shall have no responsibility for any costs, expenses, accounts payable, liabilities, fees or other payables that arose prior to Manager’s performance of the Services. To the extent Manager pays any costs, expenses, accounts payable, liabilities, fees or other payables that arose prior to Manager’s performance of the Services such amount shall be credited against the Purchase Price outlined in the APA.

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8. Intellectual Property. The following provision shall apply with respect to copyrightable works, ideas, brands, trademarks, trade names, trade dress, products, formulations, discoveries, inventions, applications for patents, patents, knowhow, and trade secrets (collectively, “Intellectual Property”):

8.1 Previously Developed Intellectual Property. All Intellectual Property previously or hereafter developed by a Party or any of its directors, officers, employees, personnel, agents or affiliates, as between the Parties is, and shall remain, the sole and exclusive property of such Party.

8.2 Development of Intellectual Property. Any further development, extrapolation, enhancement, improvement or other change of a Party’s Intellectual Property (each, an “IP Improvement”) shall be deemed to be the property of such Party regardless of the Party that made such IP Improvement for all purposes, and, if the IP Improvement was made by the non-owning Party, such Party shall assign all rights and interests therein to the owning Party. Any new development of its Intellectual Property items by Manager in connection with the Services, and any new items of Intellectual Property discovered or developed by Manager or its employees, personnel, agents, or affiliates, during the term of this Agreement, shall be owned by Manager, unless otherwise agreed to in writing between the Parties. Except as set forth herein, this Agreement shall not be considered a “work for hire” with respect to the development of Intellectual Property. The non-owning Party shall sign all documents necessary to perfect the rights of the owning Party in any IP Improvement or other Intellectual Property, including the filing and/or prosecution of any applications for copyrights, trademarks or patents, consistent with this Section 8.2.

9. Non-Disclosure and Return of Confidential Information.

9.1 Return of Materials. The Parties expressly acknowledge and agree that all files, lists, records, documents, drawings, specifications, computer programs and other materials which incorporate, embody or refer to any of the “Confidential Information” as defined in this Agreement shall remain the sole property of the Disclosing Party (as defined below), and such materials shall be promptly returned to the Disclosing Party upon termination of the term of this Agreement or otherwise upon the written request of the Disclosing Party; provided that the Parties may retain copies of Confidential Information of any other Party that would reasonably be required solely for recordkeeping purposes and not for any further use or disclosure; provided further, for the avoidance of doubt, that in the event this Agreement is terminated pursuant to a closing of the transactions contemplated by the Purchase Agreement, any Confidential Information received by Manager from the Company shall become the property of Manager as a result of the closing of the transactions contemplated by the Purchase Agreement.

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9.2 Confidential Information. The Parties acknowledge and agree that in connection with the obligations, correspondence and negotiations related to this Agreement and all other required documents, contracts and agreements, the Parties have furnished and will continue to furnish one another with information and documentation that constitutes Confidential Information. The Parties acknowledge and agree the Confidential Information will be kept confidential and will not, without the prior written consent of the Disclosing Party or except as otherwise provided for in this Agreement, be disclosed in any manner whatsoever, in whole or in part, and will not be used directly or indirectly for any purpose other than the to perform the obligations contemplated by this Agreement. Moreover, the Receiving Party agrees to transmit the Confidential Information only to those representatives (including, but not limited to members, managers, partners, officers, directors, principal officers, auditors, legal counsel and tax professional) within their organization or those of their affiliates, or companies that are confidentially bound to said Receiving Party under the same terms set forth herein, who need to know the Confidential Information for the purposes contemplated hereby and who are informed of the confidential nature of the Confidential Information. Each Party will be responsible for any breach of this Agreement by any of its respective representatives. Each Party will immediately notify the other Party if it discovers Confidential Information has been disclosed in any manner whatsoever, in violation of the terms of this Agreement. The covenants of this Section 9.2 shall survive the termination of this Agreement, regardless of whether it’s terminated or the Parties satisfy the terms and requirements provided herein.

9.3 Exceptions. The nondisclosure provisions of Section 9.2 above shall not be deemed to be breached due to a Party’s disclosure of Confidential Information to the extent required by applicable Law or pursuant to any statutory or regulatory provision or court order; provided, that, the Disclosing Party has been given prompt and adequate prior written notice and an opportunity to contest any such disclosure, and the Receiving Party shall cooperate with the Disclosing Party in all reasonable respects in connection therewith.

10. Compliance with Applicable Laws. The Parties shall at all times comply in all material respects with all applicable Laws, including the Cannabis Laws, now or hereafter in effect. Manager further agrees, subject to prior written notice to the Company, to make, obtain, and maintain in force at all times during the term of this Agreement, all filings, registrations, reports, Licenses, permits and authorizations required under applicable Law in order for Manager to perform the Services under this Agreement. In the event Manager becomes aware of any violation, or potential violation, of any Governmental Order or Law in carrying out the Services, Manager shall promptly report such violation or potential violation to the Company.

11. Indemnification; Limitation of Liability.

11.1 Indemnification by Manager. Manager shall, to the fullest extent allowable by applicable Law, , indemnify, defend, and hold harmless the Company and its Representatives (including the Seller and Continuing Owner), from and against any and all Losses arising directly or indirectly out of or resulting in any way from or in connection with Manager’s management of the Company or Enterprise, its performance of the Services, and payment of all liabilities, costs, and expenses of the Company during the term. Manager shall further indemnify, defend, and hold harmless the Company and its Representatives from and against any and all Losses arising directly or indirectly out of or resulting in any way from or in connection with: (a) the breach of any of Manager’s representations, covenants, or warranties; (b) any grossly negligent, reckless, or intentionally wrongful act or omission of Manager or Manager Advisors, (c) all costs, obligations, liabilities, and expenditures incurred from the Manager’s management of the Enterprise and performance of the Services, (d) any failure by Manager to perform the Services in accordance with all applicable Laws including Cannabis Laws, and (e) any employee claims or liabilities arising under any applicable employment or wage Laws, incurred in connection with any personnel hired by or managed by the Manager (or by the Company at Manager’s request) to perform services at the Enterprise.

11.2 Indemnification by the Company. In connection with this Agreement, the Company shall indemnify and hold harmless Manager and its Representatives from any and all Losses to the extent arising out of any material violation of Law (not including violations related to the terms or subject matter or terms of this Agreement), gross negligence, or willful misconduct by the Company or any of its officers, members, directors, employees or agents, or the continuing Owner, except where such Losses results from or is incurred in connection with actions taken by or on behalf of the Company (or Continuing Owner) at the recommendation, guidance, or direction of the Manager or a Manager Advisor.

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11.3 Indemnification by the Seller. Seller shall indemnify, defend and hold harmless the Manager and its Representatives from any and all Losses arising directly or indirectly out of or resulting in any way from or in connection with Seller’s management of the Company or Enterprise prior to the Effective Date, and payment of all liabilities, costs, and expenses of the Company that accrued prior to the Effective Date while the Company and Enterprise were under Seller’s Management.

11.4 Specific Performance. The Parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with its specific terms or are otherwise breached. Accordingly, and notwithstanding anything to the contrary contained herein, the Parties agree that, in addition to any other right or remedy to which a Party may be entitled hereunder, each shall be entitled to immediately seek to enforce such provisions of this Agreement by a decree of specific performance and to obtain temporary, preliminary and permanent injunctive relief.

11.5 Limitation of Liability.

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY (EXCEPT PURSUANT TO APPLICABLE LAW OR TO THE EXTENT AWARDED TO A THIRD PARTY BY A COURT OR OTHER TRIBUNAL) FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. Regulatory Acknowledgement.

12.1 Regulatory Compliance. The Parties acknowledge the contractual relationship contemplated hereby requires regulatory disclosure of the Manager as an “Owner” of Company’s licenses under the DCC Regulations. Within fourteen (14) calendar days of Effective Date, the Parties shall submit a DCC Form 27 Licensee Notification and Request Form to the DCC notifying the DCC of this Agreement and disclosing the Manager as an “owner” pursuant to management and control pursuant to the Cannabis Laws. To such end, the Manager agrees to provide the Company with certain personal information relating to the Manager and its representatives as necessary to complete the disclosure to the DCC and the City (as applicable). The Manager authorizes and consents to Company’s submission of all such required personal information of the Manager and its representatives to the DCC and City (as applicable) including any required Livescans. To facilitate the foregoing, the Manager shall cause all of its necessary representatives to complete Livescans and to completely and accurately provide the personal information as requested by the DCC or the City.

12.2 Reformation. In the event that a Party receives written notice from DCC and/or other Governmental Authority that this Agreement is unlawful or requires reformation, the Parties agree to reform this Agreement while effecting its intent as nearly as possible. The Parties further covenant to promptly and completely provide all information requested by DCC and/or Governmental Authority related to its review and approval of this Agreement

12.3 Regulatory Cooperation. Each Party shall use its reasonable best efforts to consummate the transactions contemplated by this Agreement as promptly as practicable. In furtherance of the foregoing, each Party as promptly as possible shall (i) make, or cause or be made, all filings and submissions (including those required to obtain the state and local approvals) required under any Law applicable to such party or any of its affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Each Party shall cooperate fully with the other party and its affiliates in promptly seeking to obtain all such consents, authorizations, orders, and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

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13. General Provisions

13.1 No Implied Waiver. The failure of any Party at any time to require performance by another Party of any provision of this Agreement shall in no way affect the right to require such performance at any time thereafter, nor shall the waiver of any Party of a breach of any provision of this Agreement constitute a waiver of any succeeding breach of the same or any other provision. Any waiver of the terms or conditions of this Agreement must be in writing.

13.2 Entire Agreement and Amendments. This Agreement (including agreements and exhibits incorporated herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements among the Parties, whether written or oral, relating to the subject matter of Services being provided by Manager to the Company. No modifications, amendments or supplements to this Agreement shall be effective for any purpose unless in writing and signed by Manager and the Company. Approvals or consents hereunder of a Party shall also be in writing. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective representatives, successors and permitted assigns.

13.3 Non-Assignment. No Party may assign or delegate its rights or obligations under this Agreement without the other Party’s prior written consent.

13.4 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 13.4):

Notices to Manager shall be addressed to:

OTC Miramar LLC

15030 Ventura Blvd #169

Sherman Oaks, CA 91403

Attn: Norman Yousif

Email: normanyousif11@gmail.com

With a copy (which shall not constitute notice) to:

Maddocks Law

23 Corporate Plaza Dr #150

Newport Beach, CA 92660

Attn: Sean Maddocks

Email: maddocks@greencp.com

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Notices to the Company shall be addressed to:

NMG San Diego, LLC

6420 Sunset Corporate Drive

Las Vegas, NV 89120

Attn: Stephen Trip’ Hoffman

Email: triphoffman@bodyandmind.com

With a copy (which shall not constitute notice) to:

Rimon Law

2029 Century Park East, Suite 400N

Los Angeles, CA 90067

Attn: Lukian Kobzeff

lukian.kobzeff@rimonlaw.com

or to such other address as such Party may indicate by a notice delivered to the other Party.

13.5 Federal Government Action. The Parties hereby acknowledge that they are aware of and fully understand that despite the Cannabis Laws and the terms and conditions of this Agreement, those engaged in cannabis-related businesses in California, including cultivating, processing, dispensing, transporting, distributing, or possessing marijuana, may still be arrested by federal officers and prosecuted under federal law. In the event of Federal arrest, seizure or prosecution action associated with the Parties’ activities described herein, the Parties hereby agree to hold each other harmless and agree to be individually responsible for any attorney’s fees associated with defending such actions.

13.6 Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

13.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the parties who executed the same, but all of such counterparts shall constitute the same letter. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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13.8 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to choice of law doctrines. The jurisdiction and venue for any dispute arising with respect to this Agreement shall be exclusively in the state courts located in Los Angeles County, California. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other Party or its successors or assigns may be brought in and determined by a state court seated in the Los Angeles County, California, and each of the Parties hereto hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). The Parties also hereby agree to waive the doctrine of illegality as a claim or defense in any such legal action or proceeding. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.9 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

[Signature page follows]

Management Services Agreement	NMG San Diego -w- OTC Miramar

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The Parties have caused this Agreement to be executed by their duly authorized representatives as of the Execution Date.

MANAGER:

OTC Miramar LLC

By:	/s/ Norman Yousif

Name: Norman Yousif

Title: Manager

COMPANY:

NMG San Diego LLC

By:	/s/ Stephen ‘Trip’ Hoffman

Name: Stephen ‘Trip’ Hoffman

Title: Manager

Schedule A

Services

a.

Services: In addition to the Services described elsewhere in this Agreement, Manager shall perform all business, operational, legal, corporate, finance, personnel and accounting functions of the Company to the fullest extent allowable under California Laws, including, but not limited to:

i.

regulatory compliance services in furtherance of, in compliance with, or otherwise in any way related to any change whatsoever in any applicable Law, rule, statute, regulation, the entitlement and/or approval process, or other process or requirement relative to the procurement, entitlement, compliance, development, operation, or management of the Licenses or any other permit or license required to be owned by the Company to consummate the transactions contemplated hereby that comes into being, occurs, accrues, becomes effective, or otherwise becomes applicable or required after the Effective Date, including, but not limited to all services necessary to fully comply with and satisfy those requirements of the Cannabis Laws;

ii.

services related to maintaining the Enterprise, including procuring relations on behalf of the Company with vendors, state and local agencies, Governmental Authorities, contractors, accountants, attorneys, financial advisors and other professionals;

iii.

human resource support and services, including but not limited to, assistance with employment orientation and on-boarding, assistance with development of employment practices policies and procedures, assistance with employment practices regulatory compliance, and selecting and contracting with any employees, third party consultants, independent contractors, vendors or managers, which it deems to be necessary for the administration, operation, security, and management of the Company;

iv.

information technology services, including but not limited to, use of office and retail technology and communications equipment (such as desk phones, printers, data processing, point-of-sale and inventory management systems, and copiers), assistance with hardware and software procurement, and hardware and communications equipment management and servicing, networking, file storage, and any other such databases as needed;

v.

quality support services, including but not limited to, assistance with safety and quality control policies and procedures, oversight and assistance with safety control processes, and assistance with other matters as they arise;

vi.

subject to any limitation of applicable Law, all marketing, advertising and public relations services for the Company, including but not limited to, assistance with sales and marketing materials, and website support services;

vii.	financial services, including the collection, receipt and disbursement of funds generated by the Company; and

viii.	such other services of a similar nature as required to conduct the operations of the Company and as agreed to by Manager or otherwise for Manager to perform its obligations under this Agreement.

b.	Company Bank Account: If applicable, the Company will provide information related to its bank account(s).

c.	Manager Representative for Services: The Services will be provided by certain employees of Manager, and/or through third-party contractors, affiliates and/or assignees of Manager and other personnel that are necessary and appropriate for daily operations of the Company’s business, as Manager may determine in its sole discretion from time-to-time, at its sole cost and expense (collectively, “Staff”). Without limiting the foregoing, Manager shall be responsible for all salary, bonus, benefits, taxes, workers’ compensation insurance costs, and other payments for Staff, including personnel assigned by Manager to perform Manager’s management, quality assurance, and oversight responsibilities during the term of this Agreement.

d.	Service Period for Services: Until the expiration of the Term or the earlier termination of this Agreement.